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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Current Report on Form 8-K of Medaphis Corporation dated June 29, 1996 of our report dated May 23, 1996 relating to the consolidated financial statements of Health Data Sciences Corporation as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996.


/s/ Deloitte & Touche LLP

Los Angeles, California
July 3, 1996